Exhibit 1.1

STANDARD SELLING AGENT AGREEMENT TERMS

PROTECTIVE LIFE INSURANCE COMPANY

INTERNOTES® PROGRAM

Dated as of November 26, 2008

This document constitutes Standard Selling Agent Agreement Terms which are incorporated by reference in the Selling Agent Agreement, dated as of the date set forth therein (the “Selling Agent Agreement”), by and among the Trust, the Company, and each Agent specified in the Selling Agent Agreement.  The Selling Agent Agreement is set forth in Section F of the Omnibus Instrument and these Standard Selling Agent Agreement Terms are attached as Exhibit F to the Omnibus Instrument.

These Standard Selling Agent Agreement Terms shall be of no force and effect unless and until incorporated by reference into, and then only to the extent not modified by, the Selling Agent Agreement.

The following terms and provisions shall govern the terms of the distribution of the Notes issued by the Trust, subject to such other terms and provisions expressly adopted in the Selling Agent Agreement.

Capitalized terms not otherwise defined in these Standard Selling Agent Agreement Terms shall have their respective meanings ascribed to them in the Selling Agent Agreement.

In connection with the Protective Life InterNotes® Program (the “InterNotes® Program”), the Company has authorized the issuance and sale from time to time of funding agreements to Protective Life Secured Trusts in order to secure the issuance of medium-term notes due nine months or more from the date of issuance by the Trust and any other trust organized in connection with the Registration Statement (defined below) of such notes to the Agents pursuant to the terms of the Selling Agent Agreement, any other selling agent agreement entered into by and among the Company, the agent(s) named therein and any trust (other than the Trust) organized in connection with the Registration Statement and any distribution agreement (each, a “Distribution Agreement”) entered into by and among the Company, the dealer(s) named therein and any trust (other than the Trust) organized in connection with the Protective Life Secured Medium-Term Notes Program (the “Secured Medium-Term Notes Program,” together with the InterNotes® Program, the “Program”).

The Notes are to be issued pursuant to the Indenture.  The Trust shall issue only one series of Notes (the “Series of Notes” and the notes of such Series of Notes, the “Notes”).  The Trust will use the net proceeds from the sale of the Notes to purchase one or more funding agreements (each a “Funding Agreement”) from the Company.  The Notes will be secured by one or more Funding Agreement(s) which will be assigned by the Trust to the Indenture Trustee on behalf of the holders of the Notes pursuant to the Indenture.  In connection with the sale of the

Notes, the Trust will prepare a Pricing Supplement (the “Pricing Supplement”) including or incorporating by reference a description of the terms of the Notes, the terms of the offering and a description of the Trust.

Subject to the terms and conditions contained in the Selling Agent Agreement, the Company and the Trust hereby (1) appoint Incapital LLC as purchasing agent (the “Purchasing Agent”); (2) appoint the Purchasing Agent and each of the other parties listed on the signature page to the Selling Agent Agreement as agents of the Company and the Trust (the Purchasing Agent and each such party, an “Agent”) for the purpose of soliciting offers to purchase the Notes, and each of the Agents hereby agrees to use its reasonable best efforts to solicit offers to purchase Notes upon terms acceptable to the Company and the Trust at such times and in such amounts as the Company and the Trust shall from time to time specify in accordance with the terms hereof and after consultation with the Purchasing Agent; and (3) agree that the Notes shall be sold pursuant to the Selling Agent Agreement, with the Purchasing Agent purchasing such Notes as principal for resale to the Agents or dealers (the “Selected Dealers”), each of whom will purchase such Notes as principal.

I.

The Company has made the requisite filings with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”).  The Company has filed with the Commission (a) a registration statement on Form S-3 relating to the registration of the Funding Agreements and the Notes under the Securities Act of 1933, as amended (the “1933 Act”), (b) the related prospectus covering all Notes to be offered under the Program (the “Base Prospectus”) and (c) the prospectus supplement to the Base Prospectus covering the Notes offered under the InterNotes® Program (the “InterNotes® Prospectus Supplement” and, together with the Base Prospectus, the InterNotes® Prospectus”).  Such registration statement has been declared effective by the Commission and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the Company has filed such post-effective amendments thereto as may be required prior to the Trust’s acceptance of any offer for the purchase of Notes and each such post-effective amendment has been declared effective by the Commission.  Such registration statement (as so amended, if applicable) is referred to herein as the “Registration Statement”; and the final prospectus and all applicable amendments or supplements thereto (including the applicable final prospectus supplement and Pricing Supplement(s) relating to the offering of the Notes), in the form first furnished to the Agents for use in confirming sales of the Notes, are collectively referred to herein as the “Prospectus”; provided, however, that all references to the “Registration Statement”, and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the 1934 Act; provided, further, that if the Company files a post-effective amendment to the Registration Statement (the “Rule 462(b) Registration Statement”) with the Commission pursuant to Rule 462(b) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) or files a registration statement containing a combined prospectus pursuant to Rule 429 of the 1933 Act Regulations (the “Rule 429 Registration Statement”), then, after such filing, all references to the “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement or the Rule 429 Registration Statement, as applicable.  A “preliminary prospectus” shall be deemed to refer to any prospectus and any prospectus supplement used before the

Registration Statement became effective and any prospectus and any prospectus supplement furnished by the Company after the Registration Statement became effective and before the Time of Sale (as defined below) with respect to the Notes, which, pursuant to Rule 430B, omitted information to be included upon pricing in a form of prospectus and prospectus supplement filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations.  The term “Free Writing Prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations.  The term “Time of Sale Prospectus” means the InterNotes® Prospectus, as amended or supplemented from time to time prior to the Time of Sale and together with the most recent preliminary prospectus or preliminary pricing supplement relating to the offer and sale of such Series of Notes filed or used immediately prior to the Time of Sale, any Pricing Supplement, as amended or supplemented, relating to the offer and sale of such Series of Notes filed or used prior to the Time of Sale and each Free Writing Prospectus in the form furnished to the Agent(s) by the Company or approved by the Company for use prior to the Time of Sale.  “Time of Sale” means the time or date set forth in the applicable Selling Agent Agreement.  For purposes of the Selling Agent Agreement, all references to the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or preliminary prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in the Selling Agent Agreement to financial statements and schedules and other information which is “disclosed”, “contained”, “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or preliminary prospectus shall be deemed to include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or preliminary prospectus, as the case may be; and all references in the Selling Agent Agreement to amendments or supplements to the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus, Time of Sale Prospectus, Free Writing Prospectus, Pricing Supplement or preliminary prospectus, as the case may be.

II.

The Agents’ obligations hereunder are subject to the following conditions:

(a)                                  Legal Opinions.  On the day of delivery of the applicable Notes to the Purchasing Agent (the “Settlement Date”) for the first Series of Notes issued under the Program (the “Initial Settlement Date”), the Agents shall have received the legal opinions in (1) through (12) below in form and substance satisfactory to the Purchasing Agent; for all issues after the Initial Settlement Date, the Agents shall have received the opinions in (1) through (12) below unless previously provided on the later of (x) the Initial Settlement Date or (y) on or about the most recent annual anniversary date of the date hereof, or unless otherwise agreed among the Company, the Trust and the Purchasing Agent:

(1)                                  Opinion of Counsel for the Company.  The opinion of Debevoise & Plimpton LLP or other external counsel reasonably satisfactory to the Purchasing Agent or internal legal counsel to the Company which shall be at least a Senior Associate Legal Counsel to the Company (in either case, the “Company Approved Counsel”), to the effect set forth in Exhibit A hereto;

(2)                                  Opinion of Counsel for the Trust.  The opinion of Richards Layton & Finger, or other external counsel reasonably satisfactory to the Purchasing Agent or, subsequent to the Initial Settlement Date, Company Approved Counsel, to the effect set forth in Exhibit B hereto;

(3)                                  Opinion of Counsel for the Trustee.  The opinion of Richards, Layton & Finger, or other external counsel reasonably satisfactory to the Purchasing Agent, as counsel for the trustee of the Trust (the “Trustee”) to the effect set forth in Exhibit C hereto;

(4)                                  Opinion of Counsel for the Administrator.  The opinion of Tannenbaum Helpern Syracuse & Hirschtritt LLP, or other external counsel reasonably satisfactory to the Purchasing Agent, as counsel for AMACAR Pacific Corp., as administrator (the “Administrator”) to the effect set forth in Exhibit D hereto;

(5)                                  Opinion of Counsel for the Trust Concerning Delaware Security Interest Matters.  The opinion of Richards, Layton & Finger, or other external counsel reasonably satisfactory to the Purchasing Agent, as counsel for the Trust to the effect set forth in Exhibit E hereto;

(6)                                  Opinion of Counsel for the Company Concerning Certain Tax Matters.  The opinion of Debevoise & Plimpton LLP, counsel for the Company, or other external counsel reasonably satisfactory to the Purchasing Agent, to the effect set forth in Exhibit F hereto;

(7)                                  Opinion of Counsel for the Company Concerning Certain Insurance Insolvency Matters.  The opinion of Company Approved Counsel, to the effect set forth in Exhibit G hereto;

(8)                                  Opinion of Counsel for the Company Concerning Certain Insurance Regulatory Matters.  The opinion of Clifford Chance US LLP, counsel for the Company, or other external counsel reasonably satisfactory to the Purchasing Agent, to the effect set forth in Exhibit H hereto;

(9)                                  Opinion of Counsel for the Agents Concerning Certain Federal Securities Law Matters.  The opinion of Sidley Austin LLP, counsel for the Agents, or other external counsel reasonably satisfactory to the Purchasing Agent, to the effect set forth in Exhibit I hereto;

(10)                            Opinion of Counsel for the Agents Concerning Certain New York Security Interest Matters.  The opinion of Sidley Austin LLP, counsel for the Agents, or other external counsel reasonably satisfactory to the Purchasing Agent, to the effect set forth in Exhibit J hereto;

(11)                            Opinion of Counsel for the Company Concerning Certain New York Law Matters.  The opinion of Debevoise & Plimpton LLP or Company Approved Counsel, as counsel for the Company, to the effect set forth in Exhibit K; and

(12)                            Opinion of Delaware Counsel Concerning Enforceability of the Funding Agreement.  The opinion of Richards Layton & Finger, or, subsequent to the Initial Settlement Date, Company Approved Counsel, to the effect set forth in Exhibit L hereto.

(b)                                 Negative Assurances. Unless otherwise agreed, on the Initial Settlement Date and on the most recent date specified in Section VII(a), the Company and the Trust shall have made available to the Agents or the Agents shall have received the following negative assurances, dated as of the Initial Settlement Date or the date set forth in Section VII(a), if applicable, and in form and substance satisfactory to the Agents:

(1)                                  Negative Assurance of Counsel for the Agents.  The negative assurance of Sidley Austin LLP, counsel for the Agents, or other external counsel reasonably satisfactory to the Purchasing Agent, with respect to the matters set forth in Exhibit M hereto; and

(2)                                  Negative Assurance of Counsel for the Company.  The negative assurance of Debevoise & Plimpton LLP or Company Approved Counsel, as counsel for the Company, to the effect set forth in Exhibit N hereto.

(c)                                  Company Officer’s Certificate. On the Settlement Date there shall not have been, since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of an officer of the Company who is either at least a Senior Vice President of the Company or a Vice President of the Company with primary responsibility for the administration of the Program, dated as of the Settlement Date or other agreed upon date to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such person’s knowledge, are threatened by the Commission.

(d)                                 Trust Officer’s Certificate. On the Settlement Date there shall not have been, since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business, and the Agents shall have received a certificate of an officer of the Administrator of the Trust, dated as of the Settlement Date or other agreed upon date to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Trust herein contained are true and correct with the same force and effect as though expressly made at and as of the date of such certificate, and (iii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the date of such certificate.

(e)                                  Comfort Letter of Accountants to the Company. On the Initial Settlement Date and on the most recent date specified in Section VII(b), the Agents shall have received a letter from PricewaterhouseCoopers LLP or its successor, as the independent registered public accounting firm for the Company (the “Accountants”), dated as of the applicable date and in form and substance satisfactory to the Agents, to the effect set forth in Exhibit O hereto.

(f)                                    Miscellaneous Conditions. The obligations of the Agents to purchase Notes as principal under this Selling Agent Agreement are further subject to the conditions (i) of the accuracy of the representations and warranties, as of the date on which such representations and warranties were made, or deemed to be made pursuant to Section VI, on the part of the Company and Trust herein contained or contained in any certificate of an officer or trustee of the Company or Trust, respectively, delivered pursuant to the provisions hereof, to the performance and observance by each of the Trust and the Company of its covenants and other obligations hereunder and (ii) that the Registration Statement has become effective under the 1933 Act and 1934 Act, as applicable, and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, and no proceedings for such purpose shall have been instituted or shall be pending or, to the knowledge of the Company, threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Agents.

                                                Further, if specifically called for by the Purchasing Agent in this Selling Agent Agreement the Purchasing Agent’s obligations hereunder shall be subject to such additional conditions, including those set forth in clauses (a), (b), (c), (d), (e), (f) and (g) of this Section, as agreed to by the parties, each of which such agreed conditions shall be met on the Settlement Date.

(g)                                 Additional Documents. On the Settlement Date, counsel to the Agents shall have been furnished with such documents and opinions as such counsel may reasonably require for the purpose of enabling such counsel to pass upon the issuance and sale of Notes as herein contemplated, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions, contained herein; and all proceedings taken by the Company and the Trust in connection with the issuance and sale of Notes as herein contemplated shall be reasonably satisfactory in form and substance to the Purchasing Agent and to counsel to the Agents.

                                                If any condition specified in this Section II shall not have been fulfilled when and as required to be fulfilled, the Selling Agent Agreement may be terminated by any Agent (as to itself only) by notice to the Company and Trust at any time and any such termination shall be without liability of any party to any other party except as provided in Section XIV hereof and except that Sections IX, X, XII and XIII hereof shall survive any such termination and remain in full force and effect.

III.

(a)                                  Covenants of the Company and the Trust. In further consideration of your agreements herein contained, the Company and the Trust jointly and severally covenant and agree with each Agent as follows:

(i)                                     Preparation of Pricing Supplements. The Company and the Trust will prepare, with respect to any Notes to be sold to the Agents pursuant to the Selling Agent Agreement, a Pricing Supplement with respect to such Notes in a form previously approved by the Agents and attached as Exhibit P.  The Company and Trust will deliver such Pricing Supplement no later than 1:00 p.m., New York City time, on the business day following the Time of Sale of such Notes and will file such Pricing Supplement pursuant to Rule 424(b) under the 1933 Act.

(ii)                                  Use of Proceeds. The Trust will use the net proceeds received by it from the issuance and sale of the Notes in the manner specified in the Time of Sale Prospectus.

(iii)                               Suspension of Certain Obligations. After the completion of the distribution of the Notes to investors other than the Agent(s), the Company and the Trust, as applicable, shall not be required to comply with the provisions of Sections III(a)(i), (ii), (vi), (vii) and (viii) or Sections III(b)(i), (ii), (vii), (viii), (x), and (xi).

(iv)                              Listing. If listing of the Notes is specified in the Pricing Supplement, the Company and the Trust shall use reasonable efforts to obtain and maintain approval for the listing of the Notes on the securities exchange designated in the Pricing Supplement until such time as none of the Notes are outstanding.

(v)                                 Blue Sky Qualifications. The Company and the Trust shall endeavor to qualify the Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Agents shall reasonably request and to maintain such qualifications for as long as such Agents shall reasonably request; provided, however, that the Company and the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(vi)                              The Depository Trust Company. The Company and Trust shall assist the Agents in arranging to cause the Notes to be eligible for settlement through the facilities of The Depository Trust Company.

(vii)                           Notice of Amendment to Indenture or Trust Agreement. The Trust will give the Agents at least seven (7) days’ prior notice in writing of any proposed amendment to the Indenture or Trust Agreement and, except in accordance with the applicable provisions of the Indenture or Trust Agreement, not make or permit to become effective any amendment to the Indenture or Trust Agreement  which may adversely affect the interests of the Agents or any holder of any outstanding Notes without the consent of the affected party.

(viii)                        Authorization to Act on Behalf of the Trust. The Trust will, from time to time, after receiving a written request from an Agent, deliver to the Agents a certificate as to the names and signatures of those persons authorized to act on behalf of the Trust in relation to the Program if such information has changed.

(ix)                                Notice of Meeting. The Trust will furnish to the Agents, at the same time as it is dispatched, a copy of notice of any meeting of the holders of Notes which is called to consider any matter which is material in the context of the Trust.

(b)                                 Further Covenants of the Company. The Company further covenants and agrees with each Agent as follows:

(i)                                     Notice of Certain Events Regarding Registration Statement, Time of Sale Prospectus, Prospectus and Ratings. Prior to the Settlement Date, the Company with respect to the Registration Statement and Prospectus will notify the Agents immediately, and confirm such notice in writing of (A) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any amendment or supplement to the Prospectus (other than any amendment or supplement thereto providing solely for the determination of the variable terms of the notes issued pursuant to the Registration Statement), (B) the receipt of any comments from the Commission with respect to the Registration Statement, the Time of Sale Prospectus, the Prospectus or a Rule 462(b) Registration Statement, (C) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Time of Sale Prospectus or Prospectus or for additional information, (D) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus, Time of Sale Prospectus or Prospectus, or of the initiation of any proceedings for that purpose, (E) any action whereby the Company becomes the subject of a proceeding under Section 8A of the 1933 Act or any proceeding in connection with the offering of the Notes or (F) any change in the rating assigned by Moody’s Investors Service, Inc. or its successor (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor (“S&P”) (Moody’s and S&P are referred to herein as the “Ratings Agencies”) to the Program, the Notes or the notes issued pursuant to the Registration Statement, as applicable, or the withdrawal by any Ratings Agency of its rating of the Program, the Notes, or the notes issued pursuant to the Registration Statement, as applicable.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ii)           Filing or Use of Amendments. Prior to the Settlement Date, the Company will give the Agents advance notice of their intention to file or prepare any additional registration statement with respect to the registration of additional notes to be issued pursuant to the Registration Statement, any amendment or supplement to the Registration Statement (including any filing under Rule 462(b) or Rule 429 of the 1933 Act Regulations) or any amendment or supplement to the prospectus included in the Registration Statement at the time it became effective or to the Time of Sale Prospectus or the Prospectus (other than an amendment or supplement thereto providing solely for the determination of the variable terms of the notes to be issued pursuant to the Registration Statement), whether pursuant to the 1933 Act, the 1934 Act, or otherwise, will furnish to such Agents copies of any such document a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such document in a form as to which an Agent or counsel for the Agents shall reasonably object in writing, unless, in the judgment of the Company and its counsel, such amendment or supplement is necessary to comply with law.

(iii)          Delivery of the Registration Statement. The Company will furnish to the Agents and to counsel for the Agents, upon request, without charge, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein), and copies of all consents and certificates of experts.  The Registration Statement and each amendment thereto furnished to an Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(iv)          Delivery of the Time of Sale Prospectus and the Prospectus. The Company will furnish to each Agent, without charge, such number of copies of the Time of Sale Prospectus and the Prospectus (each as amended or supplemented) as such Agent may reasonably request.  It is hereby acknowledged that the Company intends to rely on the provisions of Rule 172 of the 1933 Act Regulations with respect to delivery of the Prospectus.  The Company will furnish to the Agent(s), without charge, such number of copies of the Prospectus (as amended or supplemented) as such Agent(s) may reasonably request to meet its obligations under the 1933 Act and 1933 Act Regulations.  The Prospectus and any amendments or supplements thereto furnished to such Agent will be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(v)           Revisions of Prospectus – Material Changes. If at any time prior to the Settlement Date, or after the Settlement Date when the Prospectus is required by the 1933 Act to be delivered in connection with offers or sales of the Notes, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Agents, counsel for the Company or counsel for the Trust, to amend or supplement the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of any such counsel, to amend or supplement the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, the Company shall give prompt notice, confirmed in writing, to the Agents to cease the solicitation of offers for the purchase of Notes and to cease sales of any Notes by the Purchasing Agent, and the Company will promptly prepare and file with the Commission subject to Section III(b)(ii) hereof, if applicable, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement and Prospectus comply with such requirements, and the Company will furnish to the Agents, without charge, such number of copies of such amendment or supplement as the Agents may reasonably request.  In addition, the Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”) so as to permit the completion of the distribution of each offering of Notes.

(vi)          Reporting Requirements.  The Company, during any period beginning with the first bona fide offer of the Notes and ending on the Settlement Date (the “Offering Period”), will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations, respectively.

(vii)         Outstanding Aggregate Principal Amount of Notes. The Company will promptly, upon request by an Agent, notify such Agent of the aggregate principal amount of notes issued pursuant to the Registration Statement from time to time outstanding under the Program in their currency of denomination and (if so requested) expressed in United States dollars. For the purpose of determining the aggregate principal amount of such notes outstanding (A) the principal amount of notes issued pursuant to the Registration Statement, denominated in a currency other than United States dollars shall be converted into United States dollars using the spot rate of exchange for the purchase of the relevant currency against payment of United States dollars being quoted by the Paying Agent (as defined in the Indenture) on the date on which the relevant notes issued pursuant to the Registration Statement were initially offered, (B) any notes issued pursuant to the Registration Statement which provide for an amount less than the principal amount thereof to be due and payable upon redemption following an Event of Default (as defined in the Indenture) in respect of such notes issued pursuant to the Registration Statement, shall have a principal amount equal to their redemption amount, (C) any zero coupon (and any other notes issued pursuant to the Registration Statement issued at a discount or premium) shall have a principal amount equal to their price to the public and (D) the currency in which any notes issued pursuant to the Registration Statement are payable, if different from the currency of their denomination, shall be disregarded.

(viii)        Notice of Certain Events Regarding 1934 Act Filings and Ratings. Prior to the Settlement Date, the Company with respect to its filings with the Commission under the 1934 Act will notify the Agents immediately, and confirm such notice in writing, as applicable, of (A) the receipt of any comments from the Commission, (B) any request by the Commission for any amendments to such filings, (C) the issuance by the Commission of any stop order suspending the effectiveness of such filings, or of the initiation of any proceedings for that purpose or (D) any change in the rating assigned by any Ratings Agency to any debt securities or financial strength of the Company, or the withdrawal by any Ratings Agency of its rating of any debt securities or the financial strength of the Company or the public announcement by any nationally recognized statistical rating organization that it has under surveillance for a possible downgrade or review its rating for a possible downgrade of the Program or any such securities, or the withdrawal by any nationally recognized statistical rating organization of its rating of the Program or any such securities.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(ix)           Earnings Statements. The Company will timely file such reports pursuant to the 1934 Act and the 1934 Act Regulations, as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement within the meaning of Rule 158 under the 1933 Act Regulations for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(x)            Restrictions on the Offer and Sale of Funding Agreements. Except pursuant to a Distribution Agreement or any other selling agent agreement in connection with the InterNotes® Program, the Company shall not issue or agree to issue, during the period commencing on the date of the Selling Agent Agreement and continuing to and including the Settlement Date with respect to such Notes, any Funding Agreement or similar agreement for the purpose of supporting the issuance by a special purpose entity of securities denominated in the same currency or substantially similar to such Notes, in each case without prior notice to the applicable Agents.

(xi)           Use of Proceeds. The Company will use the net proceeds received by it from the issuance and sale of the Funding Agreement in the manner specified in the Time of Sale Prospectus.

(xii)          Revisions of Time of Sale Prospectus.  If any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agent(s), counsel for the Company or counsel for the Trust, to amend or supplement the Time of Sale Prospectus being used to solicit offers to buy Notes in writing in order that such Time of Sale Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary, in the opinion of any such counsel, to amend or supplement such Time of Sale Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, as applicable, the Company shall give prompt notice, confirmed in writing, to the Agent(s), and the Company will promptly prepare and, if applicable, file with the Commission, subject to Section III(b)(ii) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make such Time of Sale Prospectus comply with such requirements and the Company will furnish to the Agent(s), without charge, such number of copies of such amendment or supplement as the Agent(s) may reasonably request.

IV.

(a)           Solicitations as Agent. The Agents propose to solicit offers to purchase the Notes upon the terms and conditions set forth herein and in the Time of Sale Prospectus and upon the terms communicated to the Agents from time to time by the Company and the Trust or the Purchasing Agent, as the case may be.  The Company and the Trust reserve the right, in their sole discretion, to suspend solicitation of offers to purchase the Notes commencing at any time for any period of time or permanently.  Upon receipt of instructions (which may be given orally) from the Company and the Trust, the Agents will suspend promptly solicitation of offers to purchase until such time as the Company and the Trust has advised the Agents that such solicitation may be resumed.

Unless otherwise instructed by the Company and the Trust, the Agents are authorized to solicit offers to purchase the Notes only in denominations of $2,000 or more (in multiples of $1,000 thereafter).  The Agents are not authorized to appoint subagents or to engage the services of any other broker or dealer in connection with the offer or sale of the Notes without the consent of the Company and the Trust.  Each Agent shall have the right, in its discretion reasonably exercised, to reject any proposed purchase of Notes, as a whole or in part, and any such rejection shall not be deemed a breach of its agreements contained herein.  The Company and the Trust agree to pay the Purchasing Agent, as consideration for soliciting offers to purchase Notes pursuant to the Selling Agent Agreement, a concession in the form of a discount equal to the percentages of the initial offering price of each Note actually sold as set forth in Exhibit Q hereto (the “Concession”); provided, however, that the Company, the Trust and the Purchasing Agent may agree also to a Concession greater than or less than the percentages set forth on Exhibit Q hereto.  The actual aggregate Concession with respect to the Notes will be set forth in the related Pricing Supplement.  The Purchasing Agent and the other Agents or Selected Dealers will share the above-mentioned Concession in such proportions as they may agree.

Unless otherwise authorized by the Company and the Trust, all Notes shall be sold to the public at a purchase price not to exceed 100% of the principal amount thereof, plus accrued interest, if any.  Such purchase price shall be set forth in the confirmation statement of the Agent or Selected Dealer responsible for such sale and delivered to the purchaser.

(b)           Sale of Notes.  The Company and the Trust shall not sell Notes in excess of the aggregate initial offering price of notes registered pursuant to the Registration Statement and any additional aggregate offering price of notes registered pursuant to a Rule 462(b) Registration Statement.  The Agents shall have no responsibility for maintaining records with respect to the aggregate initial offering price of notes sold (including the Notes), or of otherwise monitoring the availability of notes for sale, under the Registration Statement.

(c)           Administrative Procedures. Procedural details relating to the issue and delivery of, and the solicitation of purchases and payment for, the Notes are set forth in the Administrative Procedures attached hereto as Exhibit R (the “Procedures”), as amended from time to time.  Unless otherwise provided in a Selling Agent Agreement, the provisions of the Procedures shall apply to all transactions contemplated hereunder.  Unless otherwise agreed, the Agents, the Company and the Trust shall perform, and the Company agrees to cause the Administrator and Indenture Trustee to perform, their respective duties and obligations specifically provided to be performed by each in the Procedures as amended from time to time.  The Procedures may only be amended by written agreement of the Company, the Trust and the Agents.

(d)           Arms-Length Transaction.  The Company and Trust each acknowledge and agree that the Agents are acting solely in the capacity of an arm’s-length contractual counterparty to each of the Company and the Trust with respect to the offering of Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or the Trust.  Additionally, the Agents are not advising the Company or the Trust as to any legal, tax, investment,  accounting or regulatory matters in any jurisdiction.  Each of the Company and the Trust shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Agents shall have no responsibility or liability to the Company or the Trust with respect thereto.

V.

Purchases as Principal. Each sale of Notes shall be made in accordance with the terms of the Selling Agent Agreement which provides for the sale of such Notes to, and the purchase and reoffering thereof by, the Purchasing Agent as principal.  The Selling Agent Agreement may also specify certain provisions relating to the reoffering of such Notes by the Purchasing Agent.  The offering of Notes by the Trust hereunder and the Purchasing Agent’s agreement to purchase Notes pursuant to the Selling Agent Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company and the Trust herein contained and shall be subject to the terms and conditions herein set forth.  The Selling Agent Agreement describes the Notes to be purchased pursuant thereto by the Purchasing Agent as principal, and specifies, among other things, the principal amount of Notes to be purchased, the interest rate or formula and maturity date or dates of such Notes, the interest payment dates, if any, the net proceeds to the Trust, the initial public offering price at which the Notes are proposed to be reoffered, and the time and place of delivery of and payment for such Notes, whether the Notes provide for a Survivor’s Option, whether the Notes are redeemable or repayable and on what terms and conditions, and any other relevant terms.

VI.

(a)           Representations and Warranties of the Trust and the Company. Each of the Trust and the Company jointly and severally represents and warrants (i) to each Agent (A) as of the date hereof, (B) as of the date that the Registration Statement was declared effective (the “Initial Effective Date”) and (C) as of any time that the Registration Statement or the InterNotes® Prospectus shall be amended or supplemented (with respect to the Registration Statement, a “Subsequent Effective Date”) and (ii) to each applicable Agent, (A) as of the Time of Sale,

(B) as of the date of each delivery of Notes to the Agent(s) (each a “Settlement Date”) and (C) as of the new effective date as determined pursuant to Rule 430B(f)(2) of the 1933 Act Regulations (with respect to the Notes the “Note Effective Date” and together with the Initial Effective Date and any Subsequent Effective Date, the “Registration Statement Effective Date”) (each of the times referenced above being referred to herein as a “Representation Date”) as follows:

(i)            Due Formation and Good Standing of the Trust. The Trust is either a statutory trust or common law trust, as specified in the Selling Agent Agreement, duly formed under Delaware law pursuant to the Trust Agreement and, if the Trust is a statutory trust, the filing of a certificate of trust with the Delaware Secretary of State, which is validly existing and in good standing as a statutory trust or common law trust, as applicable, under the laws of the State of Delaware.

(ii)           No Material Changes. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Prospectus, except as otherwise stated therein, (A) there has been no event or occurrence that would reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Trust or on the power or ability of the Trust to perform its obligations under the Selling Agent Agreement, the Indenture, the Trust Agreement, the Funding Agreement(s), the Administrative Services Agreement (the “Administration Agreement”), between the Trustee, on behalf of the Trust, and the Administrator, the License Agreement (the “License Agreement”) between the Trust and Protective Life Corporation or the Notes or to consummate the transactions to be performed by it as contemplated in the Time of Sale Prospectus (a “Trust Material Adverse Effect”) and (B) there have been no transactions entered into by the Trust, other than those related to the InterNotes® Program or in the ordinary course of business, which are material with respect to the Trust.

(iii)          Authorization of the Selling Agent Agreement, each Funding Agreement, the Trust Agreement, the Indenture, the Administration Agreement, the License Agreement and the Notes. The Selling Agent Agreement, each relevant Funding Agreement, the Indenture, the Administration Agreement and the License Agreement have been or will be duly authorized, executed and delivered by the Trust.  Assuming that each party to the Selling Agent Agreement, each relevant Funding Agreement, the Trust Agreement, the Administration Agreement, the License Agreement and the Indenture other than the Trust, as applicable, has duly authorized, executed and delivered each such agreement, then the Selling Agent Agreement, each relevant Funding Agreement, the Trust Agreement, the Administration Agreement, the Indenture and the License Agreement will each be a valid and legally binding agreement of the Trust enforceable against the Trust in accordance with its terms, as applicable, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) except as enforcement thereof may be limited by requirements that a claim with respect to the Notes issued under the Indenture that are payable in a foreign or composite currency (or a foreign or composite currency judgment in respect of such claim) be converted into U.S. dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or by governmental authority to limit, delay or prohibit the making of payments outside the United States, and (C) that no representation or warranty is made with respect to the enforceability of Section IX hereof, and (D) that no representation or warranty is made with respect to the enforceability of the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA PATRIOT Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities; the Notes have been duly authorized by the Trust for offer, sale, issuance and delivery pursuant to the Selling Agent Agreement and, when issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will constitute valid and legally binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).  Subject to the exceptions set forth in the preceding sentence, the Notes, when executed by the Trust and issued, authenticated and delivered in the manner provided for in the Indenture and delivered against payment of the consideration therefor, will be entitled to the benefits of the Indenture.

(iv)          Absence of Defaults and Conflicts. The Trust is not in violation of its certificate of trust, if applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan or credit agreement, note, lease or other agreement or instrument to which the Trust is a party or by which it may be bound or to which any of the property or assets of the Trust is subject (the “Trust Agreements and Instruments”), except for such violations or defaults that would not reasonably be expected to result in a Trust Material Adverse Effect; and (A) the execution, delivery and performance of the Selling Agent Agreement, the Indenture, the Notes, each Funding Agreement, the Administration Agreement, the License Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Trust in connection with the transactions contemplated by the Time of Sale Prospectus, (B) the performance of the Trust Agreement (all agreements and instruments referenced in clauses (A) and (B) above are referred to herein as the “Program Documents”), (C) the consummation of the transactions contemplated in the Time of Sale Prospectus (including the issuance and sale of the Notes and the use of proceeds therefrom as described in the Time of Sale Prospectus) and (D) the compliance by the Trust with its obligations under the Program Documents do not and will not constitute a breach, violation or default which (1) gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust under, or (2) result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Trust pursuant to, any Trust Agreements and Instruments, nor will such action result in any violation of the Trust’s certificate of trust, if applicable, the Trust Agreement and the Trust is not in default in the performance or observance of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations; provided that no representation or warranty is made with respect to the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA PATRIOT Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities; provided further that in the case of clause (1) of this paragraph (iv), this representation and warranty shall not extend to such repurchase, redemption or repayment that would not result in a Trust Material Adverse Effect and in the case of clause (2) of this paragraph (iv), this representation and warranty shall not extend to such lien, charges or encumbrances or any violations or defaults that would not result in a Trust Material Adverse Effect.

(v)           Absence of Proceedings. There is no action, suit, proceeding or investigation pending of which the Company or the Trust has received notice or service of process, or before or brought by any court or governmental agency or body, domestic or foreign or to the knowledge of the Company or Trust threatened, against or affecting the Trust which is required to be disclosed in the Registration Statement and the Time of Sale Prospectus (other than as stated therein), or which may reasonably be expected to individually or in the aggregate result in a Trust Material Adverse Effect.

(vi)          No Filings, Regulatory Approvals. Other than as set forth or contemplated in the Time of Sale Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the issuance and sale of the Notes, by the Trust, except such as have been previously made, obtained or rendered, as applicable and except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and the 1939 Act or under state or foreign securities or Blue Sky laws or any rules or regulations of any securities exchange.

(vii)         Investment Company Act. The Trust is not, and upon the sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(viii)        Ratings. The Program under which the Notes are issued, as well as the Notes, as applicable, are rated by Moody’s and by S&P as set forth in Schedule 1 to the Omnibus Instrument, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(b)(i) hereof.  Except as otherwise disclosed to the Agents in writing, to the knowledge of the Company and the Trust, no Ratings Agency has issued any public announcement or informed the Trust or the Company that such Ratings Agency has under surveillance or review, with possible negative implications, its rating of the Program or the Notes or any notes issued pursuant to the Registration Statement, as applicable, or the withdrawal of the rating of the Program, the Notes, or any notes issued pursuant to the Registration Statement, as applicable, by such Ratings Agency.

(ix)           Notes Listed on any Stock Exchange. If specified in the applicable Pricing Supplement, the Notes described in such Pricing Supplement shall be listed on the securities exchange designated in the Pricing Supplement.

(x)            Beneficial Interest. The beneficial interest of the Trust when issued will be duly authorized and, when registered in the Securities Register (as defined in the Trust Agreement) in accordance with the provisions of the Trust Agreement, will be a valid and binding obligation of the Trust, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, conservatorship, receivership or similar laws affecting creditors’ rights generally or by general principles of equity.

(xi)           Security Interest. As required by the Indenture, the Trust pursuant to the Indenture, will create, in favor of the Indenture Trustee, for the benefit of the holders of the Notes, a first priority perfected security interest in the Collateral (as defined in the Indenture), under New York law or the law of such other applicable jurisdiction whose law governs such perfection, non-perfection or priority.

(b)           Further Representations and Warranties of the Company. The Company further represents and warrants to each Agent as of each Representation Date as follows:

(i)            Due Incorporation, Good Standing and Due Qualification of the Company. The Company is a corporation duly incorporated and validly existing under the laws of the State of Tennessee with corporate power and authority to own its properties and to conduct its business as described in the Time of Sale Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a material adverse change in the condition (financial or otherwise) or in the earnings, results of operations or business prospects of the Company and its subsidiaries considered as one enterprise or on the power or ability of the Company to perform its obligations under the Program Documents to which the Company is a party or to consummate the transactions to be performed by the Company as contemplated in the Time of Sale Prospectus (a “Company Material Adverse Effect”); all of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any securityholder of the Company.

(ii)           Due Incorporation, Good Standing and Due Qualification of Significant Subsidiaries. Each significant subsidiary (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any (each a “Significant Subsidiary”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own its properties and conduct its business as described in the Time of Sale Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not reasonably be expected to result in a Company Material Adverse Effect; all of the issued and outstanding shares of capital stock of each Significant Subsidiary have been duly authorized, are validly issued, fully paid and non-assessable and are owned by the Company, directly or through subsidiaries, free and clear of any perfected security interest and, to the Company’s best knowledge, any other security interest, mortgages, pledges, claims, liens, or encumbrances.

(iii)          Registration Statement, Time of Sale Prospectus, Free Writing Prospectus and Prospectus; Filing Status. The Company meets the requirements for use of Form S-3 under the 1933 Act.  The Company is not an “ineligible issuer” as that term is defined in Rule 405 of the 1933 Act Regulations (i) during the Offering Period and (ii) at the time of the use of a Free Writing Prospectus, if any.  The Registration Statement (or any Rule 462(b) Registration Statement or any Rule 429 Registration Statement, if applicable) was declared effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (or any Rule 462(b) Registration Statement or any Rule 429 Registration Statement, if applicable) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.  The Indenture has been duly qualified under the 1939 Act.  As of the Initial Effective Date, any Note Effective Date and any Subsequent Effective Date, the Registration Statement (including any Rule 462(b) Registration Statement and any Rule 429 Registration Statement, if applicable) and any post-effective amendment thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission) complied, as of the Initial Effective Date, and will comply, as of the Note Effective Date and any Subsequent Effective Date, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Each preliminary prospectus, the Time of Sale Prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Time of Sale Prospectus and the Prospectus delivered to an Agent for use in connection with an offering of Notes will, at the time of such delivery, be identical in all material respects to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T of the 1933 Act Regulations.  As of the Time of Sale, the Time of Sale Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of its date and as of the Settlement Date, the Prospectus will not contain any untrue statement of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to (A) statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the applicable Agents expressly for use in the Registration Statement, the Time of Sale Prospectus or the Prospectus or (B) that part of the Registration Statement which constitutes the Statements of Eligibility (Form T-1) under the 1939 Act of the Trustee and the Indenture Trustee.

(iv)          Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Time of Sale Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(v)           Independent Accountants. The accounting firm that certified the financial statements and any supporting schedules thereto included in the Registration Statement and the Time of Sale Prospectus is an independent registered public accounting firm as required by the 1933 Act and the 1933 Act Regulations.

(vi)          Company Financial Statements. The consolidated financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of the Company and its subsidiaries, at the dates indicated and the consolidated statement of income, stockholders’ equity and cash flows of the Company and its subsidiaries, for the periods specified; such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved; the supporting schedules of the Company, if any, included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in accordance with GAAP the information required to be stated therein; the selected financial data and the summary financial information of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

(vii)         Descriptions of the Program Documents. The statements relating to the Program Documents (as defined herein) contained in the Time of Sale Prospectus conform and will conform in all material respects to Program Documents and the Program Documents are substantially in the form filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(viii)        Authorization of the Selling Agent Agreement and each Funding Agreement. The Selling Agent Agreement has been and each Funding Agreement when issued will be duly authorized, executed and delivered by the Company and, assuming that each party to the Selling Agent Agreement and each Funding Agreement, other than the Company, has duly authorized executed and delivered such agreement, then the Selling Agent Agreement and each Funding Agreement will be a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except (A) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), (B) that no representation or warranty is made with respect to the enforceability of Section IX hereof and (C) that no representation or warranty is made with respect to the enforceability of the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement(s) renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA PATRIOT Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities.

(ix)           Absence of Defaults and Conflicts. Neither the Company nor any Significant Subsidiary is in violation of the provisions of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which they may be bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject (collectively, “Company Agreements and Instruments”), except for such defaults that would not result in a Company Material Adverse Effect; the execution, delivery and performance of the Selling Agent Agreement, each Funding Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company in connection with the transactions contemplated in the Time of Sale Prospectus, the consummation of the transactions contemplated in the Time of Sale Prospectus (including the issuance and sale of the Notes and the use of the proceeds therefrom as described in the Time of Sale Prospectus) and the compliance by the Company with its obligations thereunder do not and will not constitute a breach, violation or default which (A) gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Significant Subsidiary under, or (B) result in the creation or imposition of any lien, charge or encumbrance upon any assets, properties or operations of the Company or any Significant Subsidiary pursuant to, any Company Agreements and Instruments, nor will such action result in any violation of the provisions of the charter, articles or by-laws of the Company or any Significant Subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Significant Subsidiary or any of their assets, properties or operations; provided that no representation or warranty is made with respect to the Funding Agreement(s) to the extent that the source of the funds used by the Trust to purchase such Funding Agreement(s) renders such funds, or any property or investment acquired with such funds, subject to governmental seizure or other penalty under the USA PATRIOT Act of 2001, as amended, or any other law, rule or regulation, relating to money laundering, terrorist financing or other illegal activities; provided that in the case of clause (A) of this paragraph (ix), this representation and warranty shall not extend to such repurchase, redemption or repayment that would not result in a Company Material Adverse Effect and in the case of clause (B) of this paragraph (ix), this representation and warranty shall not extend to such lien, charges or encumbrances or any violations or defaults that would not result in a Company Material Adverse Effect.

(x)            Absence of Proceedings. There is no action, suit, proceeding or investigation pending of which the Company has received notice or service of process, or before or brought by any court or governmental agency or body, domestic or foreign, or to the knowledge of the Company threatened, against the Company which is required to be disclosed in the Registration Statement, the Time of Sale Prospectus or the Prospectus (other than as stated therein), or which would individually or in the aggregate result in a Company Material Adverse Effect.

(xi)           Possession of Licenses and Permits. Each of the Company and each Significant Subsidiary is duly organized and licensed as an insurance company in its state of incorporation and is duly licensed or authorized as an insurer in each other jurisdiction where it is required to be so licensed or authorized, with corporate power to conduct its business as described in the Time of Sale Prospectus (except for any such jurisdiction in which the failure to be so licensed or authorized would not reasonably be expected to have a Company Material Adverse Effect); and except as otherwise specifically described in the Time of Sale Prospectus, neither the Company nor any Significant Subsidiary has received any notification from any federal, state, local or foreign regulatory authority to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification from such federal, state, local or foreign regulatory authority is needed to be obtained by either the Company or any Significant Subsidiary in any case where it would be reasonably expected that the failure to obtain any such additional authorization, approval, order, consent, license, certificate, permit, registration or qualification would have a Company Material Adverse Effect.

(xii)          No Filings, Regulatory Approvals. Other than as set forth or contemplated in the Time of Sale Prospectus, no filing with, or approval, authorization, consent, license, registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the issuance and sale of the Funding Agreements by the Company, except such as have been previously made, obtained or rendered, as applicable and except such consents, approvals, authorizations, registrations or qualifications as may be required under the 1933 Act and the 1939 Act or under state or foreign securities or Blue Sky laws or any rules or regulations of any securities exchange.

(xiii)         Investment Company Act. The Company is not, and upon the issuance and sale of the Notes as herein contemplated and the application of the net proceeds therefrom as described in the Time of Sale Prospectus will not be required to register as an “investment company” within the meaning of the 1940 Act.

(xiv)        Ratings. The Company’s financial strength is rated by Moody’s and S&P as set forth in Schedule 1 to the Omnibus Instrument, or such other rating as to which the Company shall have most recently notified the Agents pursuant to Section III(b)(i) hereof.  Except as otherwise disclosed to the Agents in writing, to the Company’s knowledge, no Ratings Agency has issued any public announcement or informed the Company that such Ratings Agency has under surveillance or review, with possible negative implications, its rating of the financial strength of the Company, or the withdrawal of the financial strength rating of the Company.

(xv)         Absence of Default Under Each Funding Agreement. To the Company’s knowledge there exists no event or circumstance which does or may (with the passing of time, the giving of notice, the making of any determination, or any combination thereof) be reasonably expected to constitute an event of default under any outstanding funding agreement issued in connection with the Registration Statement.

(c)           Additional Certifications. Any certificate signed by the Administrator or any officer of the Trustee or the Company and delivered to the Purchasing Agent or to counsel for the Purchasing Agent in connection with an offering of Notes or the sale of Notes to the Purchasing Agent as principal shall be deemed a representation and warranty by the Trust and the Company to the Agents as to the matters covered thereby on the date of such certificate.

VII.

(a)           Subsequent Delivery of Negative Assurances. In the event that:

(i)            the Registration Statement or the InterNotes® Prospectus has been amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the variable terms of the notes issued pursuant to the Registration Statement or (2) the Company has filed any report under Section 13 or 15(d) of the 1934 Act) (each, a “Registration Statement Amendment”),

(ii)           the Company has filed, pursuant to the 1934 Act, its quarterly report on Form 10-Q or annual report on Form 10-K, as the case may be (each, a “Company Periodic Report”), or

(iii)          the Company, the Trust and the applicable Agents so agree (each, a “Take Down Request”),

then the Company shall furnish or cause to be furnished to the Agents and any other agent that has entered into a selling agent agreement in connection with the InterNotes® Program (collectively the “InterNotes® Agents”) and to counsel to the Agents, promptly upon such Registration Statement Amendment, Company Periodic Report or Take Down Request, as the case may be, the negative assurance of Company Approved Counsel and the negative assurance of Sidley Austin LLP, legal counsel to the Agents, dated the date of filing or effectiveness of such Registration Statement Amendment, as applicable, the date of the Company Periodic Report or the date agreed to in such Take Down Request, as the case may be, in form and substance satisfactory to the Purchasing Agent, of substantially the same tenor as the letters referred to in Section II(b)(2) and Section II(b)(1) hereof, respectively, but modified, as necessary, to relate to the Registration Statement and the InterNotes® Prospectus as amended and supplemented to the time of delivery of such letter and the Time of Sale Prospectus, as applicable, or, in lieu of such letter, counsel last furnishing such negative assurance to any InterNotes® Agent shall furnish the InterNotes® Agents with a letter substantially to the effect that the InterNotes® Agents may rely on such last negative assurance to the same extent as though it was dated the date of such letter authorizing reliance (except that statements in such last negative assurance shall be deemed to relate to the Registration Statement and the InterNotes® Prospectus as amended and supplemented to the time of delivery of such letter authorizing reliance).

(b)           Subsequent Delivery of Comfort Letters. In the event of a:

(i)            Registration Statement Amendment,

(ii)           Company Periodic Report, or

(iii)          Take Down Request,

then the Company shall cause the Accountants forthwith to furnish to the InterNotes® Agents promptly upon such Registration Statement Amendment or Company Periodic Report or Take Down Request, a letter, dated the date of filing or effectiveness of such Registration Statement Amendment, as applicable, or the date of the Company Periodic Report or the date agreed to in such Take Down Request, as the case may be, in form reasonably satisfactory to the Purchasing Agent, of substantially the same tenor as the letter referred to in Section II(e) hereof but modified to relate to the Registration Statement and the InterNotes® Prospectus as amended and supplemented to the date of such letter and the Time of Sale Prospectus, as applicable.

VIII.

(a)           Delivery and Use of Free Writing Prospectuses by the Agent(s). In connection with the offer and sale of the Notes, each Agent covenants and agrees that, except as otherwise provided in the Selling Agent Agreement, it will furnish the Company with each proposed Free Writing Prospectus, other than a Free Writing Prospectus including only information set forth in a term sheet filed pursuant to Rule 433 of the 1933 Act Regulations, that (i) is required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations or (ii) is or will be a part of the Time of Sale Prospectus relating to or to be used in connection with the offer and sale of the Notes to be prepared by or on behalf of such Agent before its first use and will not use any such Free Writing Prospectus to which the Company objects. It is understood that an Agent’s obligation to furnish any such form shall be deemed satisfied if another Agent has so furnished such form. Each Agent covenants and agrees that it will use a Free Writing Prospectus prepared by or on behalf of such Agent only if such Free Writing Prospectus complies with the requirements of the 1933 Act and the 1933 Act Regulations.

(b)           Free Writing Prospectuses of the Company and the Trust. In connection with the offer and sale of the Notes, each of the Company and the Trust represents, warrants, covenants and agrees that, without the prior consent of the Agent(s), it has not made and will not make any offer relating to the Notes or the related Funding Agreement that would constitute a Free Writing Prospectus required to be filed pursuant to Rule 433 of the 1933 Act Regulations except for any term sheet or as identified to the Agent(s) in writing; provided that to the extent that no Agent is involved in an offer and sale of any Series of Notes, no such prior consent shall be required.

(c)           Distribution of Free Writing Prospectuses. Each Agent covenants and agrees that it will not distribute any Free Writing Prospectus used or referred to by such Agent in a manner reasonably designed to lead to its broad unrestricted dissemination; provided, that such covenant and agreement shall not apply to any such Free Writing Prospectus forming part of the Time of Sale Prospectus or any such Free Writing Prospectus approved by the Company for broad unrestricted dissemination.

(d)           No Conflicting Information. In connection with the offer and sale of the Notes, any Free Writing Prospectus (i) that is required to be filed pursuant to Rule 433(d) of the 1933 Act Regulations (including any term sheet), (ii) that is or will be a part of the Time of Sale Prospectus relating to or to be used in connection with such offer and sale of the Notes or (iii) the use of which has been consented to by the Agent(s) pursuant to Section VIII(b) hereof is referred to herein as a “Permitted Free Writing Prospectus”. Each of the Company and the Trust represents, warrants, covenants and agrees that each Permitted Free Writing Prospectus, as of its first date of use and at all subsequent times through the completion of the public offer and sale of the Notes or until any earlier date that the issuer of such Permitted Free Writing Prospectus notified or gives notice to the Agent(s) in accordance with Section VIII(e) hereof, did not and does not include any information that conflicted or conflicts with the information contained in the Registration Statement, the applicable Time of Sale Prospectus or the Prospectus; provided, however, that no representation, warranty, covenant or agreement is made with respect to information contained in or omissions from such Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the applicable Agent(s) specifically for use therein.  Each Agent represents, warrants, covenants and agrees that it shall not prepare and disseminate any Free Writing Prospectus that contains information that conflicts with the information contained in the Registration Statement, the applicable Time of Sale Prospectus or the applicable Prospectus.

(e)           Further Assurances. Each of the Company and the Trust covenants and agrees that if at any time following issuance of a Permitted Free Writing Prospectus any event or development occurred or occurs as a result of which such Permitted Free Writing Prospectus conflicted or conflicts with the information in the Registration Statement, any applicable Time of Sale Prospectus or the Prospectus or included or includes an untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will give prompt notice thereof to the Agent(s) and, if requested by the Agent(s), will prepare and furnish without charge to each Agent a Permitted Free Writing Prospectus or other document that will correct such conflict, statement or omission.  In the event that such conflict, misstatement or omission is based upon and in conformity with written information furnished to the Company by the applicable Agent(s) specifically for use therein, the applicable Agent(s) shall use reasonable efforts to assist the Company in updating such previously furnished written information.

(f)            Copies. The Company will deliver to each Agent, without charge, such number of copies of each Free Writing Prospectus prepared by or on behalf of or used or referred to by the Company as each such Agent may reasonably request. To the extent applicable, each such document furnished to the Agent(s) will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

IX.

(a)           Indemnification of the Agents. The Company and Trust agree to jointly and severally indemnify and hold harmless each Agent and each person, if any, who controls such Agent within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Permitted Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this indemnity does not apply to (i) any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished to the Company or Trust in writing by the Agents expressly for use in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Permitted Free Writing Prospectus, such Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) or (ii) any loss, liability, claim, damage or expense arising out of any statements in or omissions from that part of the Registration Statement which constitutes the Statements of Eligibility (Form T-1) under the 1939 Act of the Indenture Trustee.

(b)           Indemnification of the Company and the Trust. Each Agent agrees, severally but not jointly, to indemnify and hold harmless the Company, the Trust, their directors, officers and trustees (if applicable) who signed the Registration Statement and each person, if any, who controls the Company or Trust within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section IX(a) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any preliminary prospectus, any Permitted Free Writing Prospectus, the Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company or the Trust in writing by such Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, any Permitted Free Writing Prospectus, such Time of Sale Prospectus or the Prospectus (or any amendment or supplement thereto).

(c)           Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section IX(a) hereof, counsel to the indemnified parties shall be selected by the applicable Agents and, in the case of parties indemnified pursuant to Section IX(b) hereof, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party, which consent shall not be unreasonably withheld) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

No indemnifying party shall, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section IX hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) is for monetary damages only, (ii) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (iii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of any claim, suit, litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, arising out of the events or occurrences described in

Section IX(a) (if the Company and Trust are the indemnifying parties) or Section IX(b) (if an Agent is an indemnifying party), and such settlement is effected without the indemnifying party’s written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.  Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section IX(d) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

(e)           Contribution. If the indemnification provided for in Section IX hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein (other than as provided therein), then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on one hand, and the applicable Agents, on the other hand, from the offering of the Notes, as the case may be, that were the subject of the claim for indemnification or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Trust, on one hand, and the applicable Agents, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Trust, on the one hand, and the applicable Agents, on the other hand, in connection with the offering of the Notes, as the case may be, that were the subject of the claim for indemnification shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Notes (before deducting expenses) received by the Trust and the total discount or commission received by the applicable Agents, as the case may be, bears to the aggregate initial offering price of such Notes.

The relative fault of the Company and the Trust, on one hand, and the applicable Agents, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on one hand, or by the applicable Agents, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The parties agree that it would not be just and equitable if contribution pursuant to this Section IX(e) were determined by pro rata allocation (even if the Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section IX(e).  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section IX(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any applicable untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section IX(e), (i) no Agent shall be  required to contribute any amount in excess of the amount by which the total price, at which the Notes underwritten by such Agent and distributed to the public, were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any applicable untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  In addition, in connection with an offering of Notes purchased from the Trust by two or more Agents as principal, the respective obligations of such Agents to contribute pursuant to this Section IX(e) are several, and not joint, in proportion to the aggregate principal amount of Notes that each such Agent has agreed to purchase from the Trust.

For purposes of this Section IX(e), each person, if any, who controls an Agent within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Agent, and each director, officer and trustee (if applicable) of the Company or Trust, as applicable, and each person, if any, who controls the Company or Trust within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company or Trust, as applicable.

X.

Termination. The Company and the Trust may elect to suspend or terminate the offering of Notes under this Agreement at any time; the Company and the Trust also (as to any one or more of the Agents) or any Agent (as to itself) may terminate the appointment and arrangements described in this Agreement.  Upon receipt of instructions from the Company and the Trust, the Purchasing Agent shall suspend or terminate the participation of any Selected Dealer under the Master Selected Dealer Agreement attached hereto as Exhibit S.  Such actions may be taken, in the case of the Company and the Trust, by giving prompt written notice of suspension to all of the Agents and by giving not less than 30 days’ written notice of termination to the affected party and the other parties to this Agreement, or in the case of an Agent, by giving not less than 30 days’ written notice of termination to the Company and the Trust and except that, if at the time of termination an offer for the purchase of Notes shall have been accepted by the Trust but the time of delivery to the purchaser or his agent of the Note or Notes relating thereto shall not yet have occurred, the Company and the Trust shall have the obligations provided herein with respect to such Note or Notes. The Company and the Trust shall promptly notify the other parties in writing of any such termination.

The Purchasing Agent may, and, upon the request of an Agent with respect to any Notes being purchased by such Agent shall, terminate the Selling Agent Agreement by the Purchasing Agent to purchase such Notes, immediately upon written notice to the Company and the Trust at any time prior to the Settlement Date relating thereto, (i) if there has been, since the time of such agreement or since the respective dates as of which information is given in the Time of Sale Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or of the Trust, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of existing hostilities or other calamity or crisis or any similar change or similar development or event (including without limitation, an act of terrorism) involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of  the applicable Agents after consultation with the Company, impracticable to market such Notes or enforce contracts for the sale of such Notes, (iii) trading in any securities of Protective Life Corporation, a publicly owned holding company incorporated under the laws of the State of Delaware (the “Corporation”), the Company, or Trust has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority (“FINRA”) or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) a banking moratorium has been declared by either Federal or New York authorities or (v) the rating assigned by any Ratings Agency to the Program, any notes issued pursuant to the Registration Statement, or any debt securities (including the Notes) of the Trust or any securities or the financial strength of the Corporation or Company as of the date of such agreement shall have been lowered or withdrawn since that date or if any Ratings Agency shall have publicly announced that it has under surveillance or review its rating of the Program, any notes issued pursuant to the Registration Statement or any such debt securities (including the Notes) of the Trust or any securities or the financial strength of the Corporation or Company; provided, however, that such agreement may not be terminated by an Agent if such Agent knew about any such action or announcement by any Ratings Agency prior to the date and time of the execution of the Selling Agent Agreement by such Agent to purchase Notes from the Trust.

If the Selling Agent Agreement is terminated, Section IX and Section XIII hereof shall survive and shall remain in effect; provided that if at the time of termination of this Agreement an offer to purchase Notes has been accepted by the Trust but the time of delivery to the Purchasing Agent of such Notes has not occurred, the provisions of all of Section III, Section IV and Section V shall also survive until time of delivery.

In the event a proposed offering is not completed according to the terms of the Selling Agent Agreement, an Agent will be reimbursed by the Company and the Trust only for out-of-pocket accountable expenses actually incurred.

XI.

Notices. Except as otherwise specifically provided herein, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to an Agent shall be sufficient in all respects if delivered in person or sent by telex, facsimile transmission (confirmed in writing), or registered mail to such Agent at its address, telex or facsimile number set forth on Schedule 1 to the Omnibus Instrument and if to the Company or the Trust shall be sufficient in all respects if delivered or sent by telex, facsimile transmission (confirmed in writing) or registered mail to the Company or the Trust at the applicable address specified below.  All such notices shall be effective on receipt.

If to the Company:

Protective Life Insurance Company

111 North First St. Suite 209

Burbank, CA 91502

Attention:  Program Administration

Telecopy:  (818) 729-1800

If to the Trust:

Protective Life Secured Trust (followed by the number of the Trust designated in this Distribution Agreement)

c/o Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Attention: Corporate Trust Administration

Telecopy: (302) 636-4140

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section.

XII.

Parties. The Selling Agent Agreement shall be binding upon the Agents, the Trust and the Company, and inure solely to the benefit of the Agents, the Trust and the Company and any other person expressly entitled to indemnification hereunder and the respective personal representatives, successors and assigns of each, and no other person shall acquire or have any rights under or by virtue of the Selling Agent Agreement.

XIII.

GOVERNING LAW; FORUM. THE SELLING AGENT AGREEMENT AND ALL THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

XIV.

Signatories. If the Selling Agent Agreement is executed by or on behalf of any party, such person hereby states that at the time of the execution of the Selling Agent Agreement he has no notice of revocation of the power of attorney by which he has executed the Selling Agent Agreement as such attorney.

Payment of Expenses. The Company will pay the following expenses incident to the performance of its obligations and those of the Trust under the Selling Agent Agreement, including: (i) the preparation, filing, printing and delivery of the Registration Statement as originally filed and all amendments thereto and any preliminary prospectus, the Prospectus and any amendments or supplements thereto; (ii) the preparation, printing and delivery of the Program Documents; (iii) the preparation, issuance and delivery of the Notes, including any fees and expenses relating to the eligibility and issuance of Notes in book-entry form and the cost of obtaining CUSIP or other identification numbers for the Notes; (iv) the fees and disbursements of the Company’s and Trust’s accountants, counsel and other advisors or agents (including any calculation agent or exchange rate agent) and of the Trustee, Administrator and Indenture Trustee and their counsel; (v) the reasonable fees and disbursements of counsel to the Agents incurred in connection with the establishment and maintenance of the Program and incurred from time to time in connection with the transactions contemplated hereby; (vi) the fees charged by the nationally recognized statistical rating organizations for the rating of the Program and the Notes; (vii) the fees and expenses incurred in connection with any listing of Notes on a securities exchange; (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review, if any, by FINRA; and (ix) any advertising and other out-of-pocket expenses of the Agents incurred with the prior written approval of the Company and Trust (x) any cost and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) resulting directly from the reforming of any contracts for any sale of Notes made by an Agent caused by a breach of the representation contained in the eighth sentence of Section 6(b)(iii) hereof.

Counterparts. The Selling Agent Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

Amendments. The Selling Agent Agreement may be amended or supplemented if, but only if, such amendment or supplement is in writing and is signed by the Company, the Trust, and the Agents.

Index of Exhibits to Standard Selling Agent Agreement Terms

Exhibits

Exhibit A	–	Form of Opinion of Counsel for the Company
Exhibit B	–	Form of Opinion of Counsel for the Trust
Exhibit C	–	Form of Opinion of Counsel for the Trustee
Exhibit D	–	Form of Opinion of Counsel for the Administrator
Exhibit E	–	Form of Opinion of Counsel for the Trust Concerning Delaware Security Interest Matters
Exhibit F	–	Form of Opinion of Debevoise & Plimpton LLP, Counsel for the Company, Concerning Certain Tax Matters
Exhibit G	–	Form of Opinion of Counsel for the Company, Concerning Certain Insurance Insolvency Matters
Exhibit H	–	Form of Opinion of Clifford Chance US LLP, Counsel for the Company, Concerning Certain Insurance Regulatory Matters
Exhibit I	–	Form of Opinion of Sidley Austin LLP, Counsel for the Agents Concerning Certain Federal Securities Law Matters
Exhibit J	–	Form of Opinion of Sidley Austin LLP, Counsel for the Agents Concerning Certain New York Security Interest Matters
Exhibit K	–	Form of Opinion of Counsel for the Company Concerning Certain New York Law Matters
Exhibit L	–	Form of Opinion of Delaware Counsel for the Trust Concerning Certain Delaware Law Matters
Exhibit M	–	Form of Negative Assurance of Sidley Austin LLP, Counsel to the Agents
Exhibit N	–	Form of Negative Assurance of Counsel for the Company
Exhibit O	–	Form of Comfort Letter of PricewaterhouseCoopers LLP, Accountants to the Company
Exhibit P	–	Form of Pricing Supplement
Exhibit Q	–	Schedule of Agent Concessions
Exhibit R	–	Administrative Procedures
Exhibit S	–	Form of Master Selected Dealer Agreement